Exhibit 99.1

AMSC Reports Second Quarter Fiscal 2011 Financial Results
Devens, MA — November 9, 2011 — AMSC (NASDAQ: AMSC), a global solutions provider serving wind and grid leaders, today reported financial results for its second quarter of fiscal year 2011 ended September 30, 2011.
Revenues for the second quarter of fiscal 2011 were $20.8 million. This compares with $98.1 million for the second quarter of fiscal 2010 and $9.1 million for the first quarter of fiscal 2011. The year-over-year decline is due primarily to a lack of revenue from AMSC’s former customer, Sinovel Wind Group Co., Ltd. (Sinovel), while the quarter-over-quarter increase was driven by solid growth in both of the company’s reporting segments (Wind and Grid).
AMSC reported a net loss for the quarter of $51.7 million, or $1.02 per share. This figure includes approximately $28.2 million in charges related to the previously announced termination of AMSC’s proposed acquisition of The Switch Engineering Oy, Sinovel litigation expenses and corporate restructuring activities and impairments. For the second quarter of fiscal year 2010, AMSC reported net income of $7.8 million, or $0.17 per diluted share. The company’s non-GAAP net loss for the second quarter of fiscal 2011 was $22.1 million, or $0.44 per share. This compares with non-GAAP net income of $13.3 million, or $0.29 per diluted share, for the second quarter of fiscal 2010. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.
Cash, cash equivalents, marketable securities and restricted cash at September 30, 2011 were $108.3 million. This compares with $166.2 million as of June 30, 2011.
The company’s total backlog as of September 30, 2011, excluding contracts related to Sinovel, was approximately $298 million, which compares with approximately $225 million as of June 30, 2011.
“AMSC executed successfully on its plan in the second fiscal quarter,” said AMSC President and Chief Executive Officer Daniel P. McGahn. “We generated a sequential increase in revenues while also reducing our non-GAAP net loss and cash usage compared with the prior quarter. Among our key contributors to revenue during the quarter were wind turbine manufacturing customers such as Inox Wind in India, Doosan Heavy Industries in Korea and Dongfang Turbine Company in China. On the Grid side of our business, we grew our D-VAR® revenues and reached several recent milestones. These milestones include the energization of South Korea’s first superconductor power cable system with our partners Korea Electric Power Corporation and LS Cable & System, the successful testing of a transmission- voltage fault current limiter with the U.S. Department of Energy and our partners Nexans, Siemens and Air Liquide, and the restart of Project HYDRA in New York with the Department of Homeland Security’s Science and Technology Directorate and our partners ConEdison and Southwire.”

AMSC Reports Second Quarter Results	Page 2
Looking Forward

“A diversified mix of Wind and Grid bookings enabled us to increase our total backlog by over 30 percent sequentially in the second quarter,” McGahn continued. “This has helped position us for a stronger second half of fiscal 2011 from both a revenue and bottom-line perspective. On a go-forward basis we will continue to carefully manage our expenses and our cash.”
For the quarter ending December 31, 2011, AMSC expects that its revenues will exceed $15 million. AMSC expects that its net loss for the third quarter of fiscal 2011 will be less than $30 million, or $0.59 per share. AMSC expects that its non-GAAP net loss for the third fiscal quarter will be less than $24 million, or $0.47 per share. For the fourth fiscal quarter of 2011, the company expects that its revenues will be roughly double its third-quarter estimate and that its GAAP and non-GAAP net loss will be significantly reduced quarter over quarter.
AMSC estimates that its balance of cash, cash equivalents, marketable securities and restricted cash will exceed $75 million on December 31, 2011. The company expects to further reduce cash usage in the fourth fiscal quarter.
Conference Call Reminder

In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. Eastern Time to discuss the company’s results and its business outlook. Those who wish to listen to the live conference call webcast should visit the “Investors” section of the company’s website at http://www.amsc.com/investors. The live call also can be accessed by dialing 719-325-4841 and using conference ID 5584535. A telephonic playback of the call will be available from 1:00 p.m. ET on November 9 through 1:00 p.m. ET on November 14. Please call 719-457-0820 and refer to conference ID 5584535 to access the playback.
About AMSC (NASDAQ: AMSC)

AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner ... better energy. Through its Windtec™ Solutions, AMSC enables manufacturers to launch best-in-class wind turbines quickly, effectively and profitably. Through its Gridtec™ Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance. The company’s solutions are now powering gigawatts of renewable energy globally and enhancing the performance and reliability of power networks in more than a dozen countries. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.
AMSC Contact:

Jason Fredette
Phone: 978-842-3177
Email: jfredette@amsc.com
AMSC, D-VAR, Windtec and Gridtec are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.
Any statements in this release about future expectations, plans and prospects for the company, including without limitation our prospects for future growth, expectations regarding future financial results and liquidity and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such

AMSC Reports Second Quarter Results	Page 3
forward-looking statements. Such factors include: a significant portion of our revenues has been derived from Sinovel Wind Group Co. Ltd., (“Sinovel”), which has stopped accepting scheduled deliveries and refused to pay amounts outstanding; the disruption in our relationship with Sinovel has materially and adversely affected our business and results of operations and if, as we expect, Sinovel continues to refuse to accept shipments from us, our business and results of operations will be further materially and adversely affected; we may require additional funding in the future and may be unable to raise capital when needed; we have a history of operating losses, and we may incur additional losses in the future; our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; changes in exchange rates could adversely affect our results from operations; we have identified material weaknesses in our internal control over financial reporting and if we fail to remediate these weaknesses and maintain proper and effective internal controls over financial reporting, our ability to produce accurate and timely financial statements could be impaired and may lead investors and other users to lose confidence in our financial data; if we fail to implement our business strategy successfully, our financial performance could be harmed; we may not realize all of the sales expected from our backlog of orders and contracts; many of our revenue opportunities are dependent upon subcontractors and other business collaborators; our products face intense competition, which could limit our ability to acquire or retain customers; our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; we may acquire additional complementary businesses or technologies, which may require us to incur substantial costs for which we may never realize the anticipated benefits; our international operations are subject to risks that we do not face in the United States, which could have an adverse effect on our operating results; we depend on sales to customers in China, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of China; changes in China’s political, social, regulatory and economic environment may affect our financial performance; many of our customer relationships outside of the United States are, either directly or indirectly, with governmental entities, and we could be adversely affected by violations of the United States Foreign Corrupt Practices Act and similar worldwide anti-bribery laws outside the United States; we rely upon third party suppliers for the components and subassemblies of many of our Wind and Grid products, making us vulnerable to supply shortages and price fluctuations, which could harm our business; we are becoming increasingly reliant on contracts that require the issuance of performance bonds; problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation and prevent us from achieving increased sales and market share; our success in addressing the wind energy market is dependent on the manufacturers that license our designs; growth of the wind energy market depends largely on the availability and size of government subsidies and economic incentives; there are a number of technological challenges that must be successfully addressed before our superconductor products can gain widespread commercial acceptance, and our inability to address such technological challenges could adversely affect our ability to acquire customers for our products; we have not manufactured our Amperium wire in commercial quantities, and a failure to manufacture our Amperium wire in commercial quantities at acceptable cost and quality levels would substantially limit our future revenue and profit potential; the commercial uses of superconductor products are limited today, and a widespread commercial market for our products may not develop; we have limited experience in marketing and selling our superconductor products and system-level solutions, and our failure to effectively market and sell our products and solutions could lower our revenue and cash flow; our contracts with the U.S. government are subject to audit, modification or termination by the U.S. government and include certain other provisions in favor of the government; the continued funding of such contracts remains subject to annual congressional appropriation which, if not approved, could reduce our revenue and lower or eliminate our profit; we may be unable to adequately prevent disclosure of trade secrets and other proprietary information; we have filed a demand for arbitration and other lawsuits against Sinovel regarding amounts we contend are due and owing and are in dispute; we cannot be certain as to the outcome of the proceedings against Sinovel; we have been named as a party to purported stockholder class actions and shareholder derivative complaints, and we may be named in additional litigation, all of which will require significant management time and attention, result in significant legal expenses and may result in an unfavorable outcome, which could have a material adverse effect on our business, operating results and financial condition; our technology and products could infringe intellectual property rights of others, which may require costly litigation and, if we are not successful, could cause us to pay substantial damages and disrupt our business; our patents may not provide meaningful protection for our technology, which could result in us losing some or all of our market position; third parties have or may acquire patents that cover the materials, processes and technologies we use or may use in the future to manufacture our Amperium products, and our success depends on our ability to license such patents or other proprietary rights; and our common stock has experienced, and may continue to experience, significant market price and volume fluctuations, which may prevent our stockholders from selling our common stock at a profit and could lead to costly litigation against us that could divert our management’s attention. Reference is made to many of these factors and others in the “Risk Factors” section of the company’s most recent quarterly or annual report filed with the Securities and Exchange Commission. In addition, any forward-looking statements included in this release represent the company’s expectations as of the date of this release. While the company anticipates that subsequent events and developments may cause the company’s views to change, the company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this release.

AMSC Reports Second Quarter Results	Page 4
AMERICAN SUPERCONDUCTOR CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three months ended		Six months ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues:
Wind	$13,449	$89,316	$17,712	$172,323
Grid	7,351	8,757	12,146	22,960

Total revenues	20,800	98,073	29,858	195,283

Cost of revenues	21,937	59,416	38,892	117,640

Gross profit	(1,137)	38,657	(9,034)	77,643

Operating expenses:
Research and development	7,276	7,857	15,411	15,192
Selling, general and administrative	17,560	17,346	39,550	32,529
Write-off of advance payment	20,551	—	20,551	—
Amortization of acquisition related intangibles	300	374	604	762
Restructuring and impairments	4,301	—	4,301	—

Total operating expenses	49,988	25,577	80,417	48,483

Operating (loss) income	(51,125)	13,080	(89,451)	29,160

Interest income, net	2	191	243	367
Other income, net	355	2,448	920	2,618

Income (loss) before income tax expense	(50,768)	15,719	(88,288)	32,145

Income tax expense	941	7,880	1,100	15,137

Net (loss) income	$(51,709)	$7,839	$(89,388)	$17,008

Net (loss) income per common share
Basic	$(1.02)	$0.17	$(1.76)	$0.37

Diluted	$(1.02)	$0.17	$(1.76)	$0.37

Weighted average number of common shares outstanding
Basic	50,876	45,482	50,716	45,363

Diluted	50,876	46,217	50,716	46,099

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AMERICAN SUPERCONDUCTOR CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	March 31,
	2011	2011
ASSETS
Current assets:
Cash and cash equivalents	$93,511	$123,783
Marketable securities	5,378	116,126
Accounts receivable, net	18,150	15,259
Inventory	31,284	25,828
Prepaid expenses and other current assets	44,982	32,759
Restricted cash	8,261	5,566
Deferred tax assets	484	484

Total current assets	202,050	319,805

Property, plant and equipment, net	97,509	96,494
Intangibles, net	6,391	7,054
Restricted cash	1,113	—
Deferred tax assets	5,840	5,840
Other assets	12,825	12,016

Total assets	$325,728	$441,209

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$59,609	$90,273
Adverse purchase commitments	34,456	38,763
Deferred revenue	14,196	10,304
Deferred tax liabilities	5,840	5,840

Total current liabilities	114,101	145,180

Deferred revenue	1,904	2,181
Deferred tax liabilities	484	484
Other	1,012	509

Total liabilities	117,501	148,354

Commitments and contingencies

Stockholders’ equity:
Common stock	515	507
Additional paid-in capital	891,845	885,704
Treasury stock	(271)	—
Accumulated other comprehensive income	2,699	3,817
Accumulated deficit	(686,561)	(597,173)

Total stockholders’ equity	208,227	292,855

Total liabilities and stockholders’ equity	$325,728	$441,209

AMSC Reports Second Quarter Results	Page 6
AMERICAN SUPERCONDUCTOR CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six months ended September 30,
	2011	2010
Cash flows from operating activities:
Net (loss) income	$(89,388)	$17,008
Adjustments to reconcile net (loss) income to net cash used in operations:
Depreciation and amortization	6,670	5,428
Stock-based compensation expense	5,579	8,006
Provision for excess and obsolete inventory	1,503	580
Adverse purchase commitment losses, net	167	—
Allowance for doubtful accounts	—	(4)
Write-off of advance payment	20,551	—
Write-off of prepaid value added taxes	—	431
Restructuring charges	2,174	—
Impairment of long-lived assets	918	—
Deferred income taxes	—	(793)
Other non-cash items	1,792	1,107
Changes in operating asset and liability accounts:
Accounts receivable	(3,709)	(32,504)
Inventory	(6,800)	(10,348)
Prepaid expenses and other current assets	(12,529)	(6,620)
Accounts payable and accrued expenses	(37,633)	8,011
Deferred revenue	3,809	7,820

Net cash used in operating activities	(106,896)	(1,878)

Cash flows from investing activities:
Purchase of property, plant and equipment	(7,303)	(17,950)
Purchase of marketable securities	—	(25,283)
Proceeds from maturities of marketable securities	111,070	15,482
Change in restricted cash	(3,781)	253
Purchase of intangible assets	(768)	(1,615)
Purchase of minority investments	(1,800)	(8,000)
Advance payment for previously planned acquisition	(20,551)	—
Change in other assets	(639)	(182)

Net cash provided by (used in) investing activities	76,228	(37,295)

Cash flows from financing activities:
Payments in lieu of issuance of common stock for payroll taxes	(271)	—
Proceeds from exercise of employee stock options and ESPP	150	1,574

Net cash (used in) provided by financing activities	(121)	1,574

Effect of exchange rate changes on cash and cash equivalents	517	2,620

Net decrease in cash and cash equivalents	(30,272)	(34,979)
Cash and cash equivalents at beginning of period	123,783	87,594

Cash and cash equivalents at end of period	$93,511	$52,615

Supplemental schedule of cash flow information:
Cash paid for income taxes	18,147	$10,003
Non-cash contingent consideration in connection with acquisitions	—	6,925
Non-cash issuance of common stock	421	419

AMSC Reports Second Quarter Results	Page 7
AMERICAN SUPERCONDUCTOR CORPORATION
Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net (Loss) Income
(In thousands, except per share data)

	Three months ended		Six months ended
	September 30,		September 30,
	2011	2010	2011	2010
Net (loss) income	$(51,709)	$7,839	$(89,388)	$17,008
Write-off of advance payment	20,551	—	20,551	—
Stock-based compensation	2,113	4,326	5,579	7,825
Restructuring and impairment charges	4,301	—	4,301	—
Executive severance	—	—	2,066	—
Sinovel litigation	3,334	—	3,334	—
Provision for excess and obsolete inventory	—	580	—	580
Adverse purchase commitment (recoveries) losses, net	(904)	—	167	—
Margin on zero cost-basis inventory	(127)	—	(127)	—
Value-added tax write-off	—	221	—	432
Amortization of acquisition-related intangibles	300	374	604	762
Tax effects	—	(84)	—	(167)

Non-GAAP net (loss) income	$(22,141)	$13,256	$(52,913)	$26,440

Non-GAAP (loss) earnings per share	$(0.44)	$0.29	$(1.04)	$0.57

Weighted average shares outstanding *	50,876	46,217	50,716	46,099

*	Diluted shares are used for periods where net income is generated.
AMERICAN SUPERCONDUCTOR CORPORATION
Reconciliation of Forecast GAAP Net Loss to Non-GAAP Net Loss
(In millions, except per share data)

Three months ending
December 31, 2011
Net loss	$(30.0)
Amortization of acquisition-related intangibles	0.3
Stock-based compensation	2.7
Sinovel litigation expenses	3.0
Tax effects	—

Non-GAAP net loss	$(24.0)

Non-GAAP net loss per share	$(0.47)

Shares outstanding	51.0

Note: Non-GAAP net income (loss) is defined by the company as net income (loss) before amortization of acquisition-related intangibles, restructuring and impairments, stock-based compensation, severance and other unusual charges, and any tax effects related to these items. The company believes non-GAAP net income (loss) assists management and investors in comparing the company’s performance across reporting periods on a consistent basis by excluding these non-cash or non-recurring charges that it does not believe are indicative of its core operating performance. The company also regards non-GAAP net income (loss) as a useful measure of operating performance and cash flow to complement operating income, net income

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(loss) and other GAAP financial performance measures. In addition, the company uses non-GAAP net (loss) income as a factor in evaluating management’s performance when determining incentive compensation and to evaluate the effectiveness of its business strategies.
Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of non-GAAP to GAAP net income is set forth in the table above.